Exhibit 99.1

For Immediate Release

Builders FirstSource Reports First Quarter 2015 Results

First Quarter Adjusted EBITDA increases 32 percent to $11.3 Million

April 23, 2015 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction in the United States, today reported its results for the first quarter ended March 31, 2015.

First quarter highlights include the following (see financial schedules for more information, including non-GAAP reconciliations):

•	First quarter 2015 sales increased to $371.0 million, up 7.2 percent, compared to $345.9 million for the first quarter of 2014.

•	Gross margin percentage was 22.6 percent, up 90 basis points from 21.7 percent in the first quarter of 2014.

•	Adjusted EBITDA was $11.3 million, compared to $8.6 million for the first quarter of 2014.

•	Completed the acquisition of Timber Tech Texas, a manufacturer of roof and floor trusses, located in the San Antonio metro area. 2014 sales for Timber Tech were approximately $4.4 million.

•	Total liquidity at March 31, 2015 was $141.2 million, including $36.8 million of cash and $104.4 million in borrowing availability under our revolver.

Commenting on the company’s results, Builders FirstSource CEO Floyd Sherman said, “I am extremely pleased with our start to fiscal 2015, as our first quarter sales of $371 million and our Adjusted EBITDA of over $11 million exceeded our first quarter 2014 results. We were able to achieve these positive results despite the negative impact of commodity deflation on our current quarter sales, as average market prices for framing lumber have fallen 11.8 percent since the beginning of the year, and are down 13.6 percent when compared to the first quarter of 2014. As a result, our lumber and lumber sheet good sales were down 1.0 percent versus first quarter 2014 sales in the same product category. However, our value-added sales of prefabricated components, windows & doors, and millwork increased 12.8 percent versus first quarter 2014 sales in the same product categories, largely due to our recent acquisitions.”

Chad Crow, Builders FirstSource President, COO and CFO, added, “Our 90 basis point improvement in gross margin reflects our on-going focus on profitable growth. Adjusted EBITDA flow thru on incremental sales for the quarter was approximately 11%, as we increased our Adjusted EBITDA margin by 50 basis points.”

Builders FirstSource Reports First Quarter 2015 Results (continued)

First Quarter 2015 Results Compared to First Quarter 2014

(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)

•	Sales were $371.0 million, an increase of $25.1 million or 7.2 percent. Excluding the impact of recent acquisitions, we estimate sales volume increased approximately 2.2 percent for the quarter, which was offset 1.0 percent by the negative impact of commodity price deflation on our sales.

•	Gross margin percentage was 22.6 percent, up from 21.7 percent last year. Our gross margin percentage increased largely due to improved customer pricing and a higher mix of value-added sales.

•	Selling, general and administrative (“SG&A”) expenses increased $13.5 million to $82.8 million. As a percentage of sales, SG&A expense increased to 22.3 percent compared to 20.0 percent in the first quarter of 2014. Of the $13.5 million increase, $5.5 million was acquisition costs primarily related to the recently announced ProBuild transaction, $0.8 million related to an increase in stock compensation expense and $1.0 million related to an increase in depreciation and amortization. Excluding these increases, our SG&A expense was 20.4 percent of sales in the current quarter versus 20.0 percent of sales in the same quarter a year ago. This remaining increase was largely the result of investments made in employees and equipment to support current and future sales growth, and to a lesser degree, the negative impact of commodity price deflation on our sales.

•	Interest expense was $7.6 million, a decrease of $1.2 million. The decrease was primarily related to a $1.4 million reduction in the non-cash, fair value adjustment related to stock warrants issued in conjunction with our 2011 term loan. See supplemental schedule attached.

•	We recorded $0.2 million of income tax expense compared to a $0.1 million income tax benefit in the first quarter of 2014. We recorded an increase to the after-tax, non-cash valuation allowance on our net deferred tax assets of $3.1 million and $1.0 million in the first quarters of 2015 and 2014, respectively. Absent the valuation allowance, the effective tax rate would have been 42.1 percent and 33.1 percent in the first quarters of 2015 and 2014, respectively. As of March 31, 2015, our gross federal income tax net operating loss available for carry-forward was approximately $264 million.

•	Loss from continuing operations was $7.2 million, or a $0.07 loss per diluted share, compared to $3.3 million, or a $0.03 loss per diluted share. Adjusted loss from continuing operations was $2.0 million, or a $0.02 loss per diluted share, compared to $2.1 million, or a $0.02 loss per diluted share in the first quarter of 2014. See reconciliation attached.

•	Adjusted EBITDA was $11.3 million, or 3.0 percent of sales, compared to $8.6 million, or 2.5 percent of sales. See reconciliation attached.

Builders FirstSource Reports First Quarter 2015 Results (continued)

Liquidity and Capital Resources

•	Total liquidity at March 31, 2015 was $141.2 million, including $36.8 million of cash and $104.4 million in borrowing availability under our revolver. We had $55 million in outstanding borrowings as of March 31, 2015.

•	Operating cash flow was $9.9 million for the first quarter of 2015, compared to $13.8 million in the first quarter of 2014.

•	During the first quarter of 2015, we used approximately $5.8 million of cash on hand to acquire Timber Tech Texas.

•	Capital expenditures were $9.1 million for the first quarter of 2015, compared to $5.3 million for the first quarter of 2014.

•	On April 13, 2015, we announced that we entered into a definitive purchase agreement to acquire ProBuild Holdings, LLC. For more information related to this transaction and how it may affect our future liquidity, please refer to our Form 8-K filed with the Securities and Exchange Commission on April 13, 2015.

Outlook

Concluding, Mr. Sherman added, “Demand for new housing continues to slowly yet consistently improve, and we look to use this momentum to grow our revenues and market share, while continuing to improve our operating margins. Our recently announced transaction with ProBuild, which we expect to close in the second half of 2015, will be a high priority for us in the coming months, and we look forward to being able to bring the best talent in the industry together as one team. We believe this transaction significantly enhances our opportunity for growth, and we have never been more excited about the future prospects for our company.”

Conference Call

Builders FirstSource will host a conference call Friday, April 24, 2015 at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 888-727-7725 (U.S. and Canada) and 913-312-1462 (international). A replay of the call will be available at 3:00 p.m. CT through April 29th. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international) and refer to pass code 2368737. The live webcast and archived replay can also be accessed on the company’s website at www.bldr.com under the “Investors” section. The online archive of the webcast will be available for approximately 90 days.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates 56 distribution centers and 56 manufacturing facilities in 9 states, principally in the southern and eastern United States. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the company’s website at www.bldr.com.

Builders FirstSource Reports First Quarter 2015 Results (continued)

Cautionary Notice

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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Contact:
Chad Crow	Marcie Hyder
President, COO and CFO	Vice President and Corporate Controller
Builders FirstSource, Inc.	Builders FirstSource, Inc.
(214) 880-3585	(214) 880-3551

Financial Schedules to Follow

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended March 31,
	2015	2014
	(in thousands, except per share amounts)
Sales	$370,986	$345,909
Cost of sales	287,253	270,994

Gross margin	83,733	74,915

Selling, general and administrative expenses (includes stock-based compensation expense of $1,767 and $982 for the three months ended in 2015 and 2014.)	82,838	69,318
Facility closure costs	254	163

Income from operations	641	5,434
Interest expense, net	7,607	8,828

Loss from continuing operations before income taxes	(6,966)	(3,394)
Income tax expense (benefit)	196	(82)

Loss from continuing operations	(7,162)	(3,312)
Income (loss) from discontinued operations (net of income tax expense of $0 in 2015 and 2014, respectively)	92	(72)

Net Loss	$(7,070)	$(3,384)

Basic net loss per share:
Loss from continuing operations	$(0.07)	$(0.03)
Income (loss) from discontinued operations	0.00	(0.00)

Net Loss	$(0.07)	$(0.03)

Diluted net loss per share:
Loss from continuing operations	$(0.07)	$(0.03)
Income (loss) from discontinued operations	0.00	(0.00)

Net Loss	$(0.07)	$(0.03)

Weighted average common shares:
Basic	98,204	97,617

Diluted	98,624	97,617

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Sales by Product Category

(unaudited)

	Three months ended March 31,
	2015		2014
	(in thousands)
Prefabricated components	$78,842	21.2%	$70,490	20.4%
Windows & doors	84,955	22.9%	76,275	22.0%
Lumber & lumber sheet goods	114,306	30.8%	115,515	33.4%
Millwork	39,527	10.7%	33,468	9.7%
Other building products & services	53,356	14.4%	50,161	14.5%

Total sales	$370,986	100.0%	$345,909	100.0%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	March 31, 2015	December 31, 2014
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$36,837	$17,773
Accounts receivable, less allowance of $2,962 and $3,153 at March 31, 2015 and December 31, 2014, respectively	157,221	148,352
Inventories	146,824	138,156
Other current assets	24,215	27,259

Total current assets	365,097	331,540
Property, plant and equipment, net	84,734	75,679
Goodwill	141,090	139,774
Other assets, net	34,535	36,072

Total assets	$625,456	$583,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$90,737	$75,868
Accrued liabilities	74,083	66,225
Current maturities of long-term debt	55,076	30,074

Total current liabilities	219,896	172,167
Long-term debt, net of current maturities	353,810	353,830
Other long-term liabilities	17,774	16,868

Total liabilities	591,480	542,865
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 98,537 and 98,226 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	985	982
Additional paid-in capital	380,934	380,091
Accumulated deficit	(347,943)	(340,873)

Total stockholders’ equity	33,976	40,200

Total liabilities and stockholders’ equity	$625,456	$583,065

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months ended March 31,
	2015	2014
	(in thousands)
Cash flows from operating activities:
Net loss	$(7,070)	$(3,384)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,152	1,982
Amortization of deferred loan costs	616	585
Fair value adjustment of stock warrants	(167)	1,197
Deferred income taxes	267	(48)
Bad debt expense	(24)	(36)
Stock compensation expense	1,767	982
Net gain on sale of assets	(46)	(1)
Changes in assets and liabilities:
Receivables	(8,490)	(4,531)
Inventories	(7,573)	(12,977)
Other current assets	3,161	806
Other assets and liabilities	183	183
Accounts payable	14,868	21,622
Accrued liabilities	9,219	7,380

Net cash provided by operating activities	9,863	13,760

Cash flows from investing activities:
Purchases of property, plant and equipment	(9,124)	(5,304)
Proceeds from sale of property, plant and equipment	60	2
Cash used for acquisitions, net	(5,797)	—

Net cash used in investing activities	(14,861)	(5,302)

Cash flows from financing activities:
Borrowings under revolving credit facility	25,000	—
Payments of long-term debt and other loans	(18)	(16)
Exercise of stock options	23	904
Repurchase of common stock	(943)	(1,276)

Net cash provided by (used in) financing activities	24,062	(388)

Net change in cash and cash equivalents	19,064	8,070
Cash and cash equivalents at beginning of period	17,773	54,696

Cash and cash equivalents at end of period	$36,837	$62,766

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Supplemental Interest Expense Information

(unaudited)

	Three months ended March 31,
	2015	2014
	(in thousands)
Detail of Interest Expense:
2021 notes	$6,672	$6,672
Credit facility	336	201
Change in fair value of stock warrants (1)	(167)	1,197
Amortization of deferred loan costs (1)	616	585
Other	150	173

Interest expense, net	$7,607	$8,828

(1)	Non-cash item

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to their GAAP Equivalents

(unaudited)

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on April 23, 2015.

	Three months ended March 31,
	2015	2014
	(in thousands)
Reconciliation to Adjusted EBITDA:
Net loss	$(7,070)	$(3,384)
Reconciling items:
Depreciation and amortization expense	3,152	1,982
Interest expense, net	7,607	8,828
Income tax expense (benefit)	196	(82)
Discontinued operations, net of tax	(92)	72
Facility closure costs	254	163
Stock compensation expense	1,767	982
Acquisition related expenses	5,489	—
Other	—	5

Adjusted EBITDA	$11,303	$8,566

	Three months ended March 31,
	2015		2014
	Pre-Tax	Net of Tax	Pre-Tax	Net of Tax
Reconciliation to Adjusted loss from continuing operations:
Loss from continuing operations		$(7,162)		$(3,312)
Reconciling items:
Acquisition related expenses	5,489	5,335	—	—
Warrant fair value adjustment	—	(167)	—	1,197

Adjusted loss from continuing operations		$(1,994)		$(2,115)

Weighted average diluted shares outstanding		98,624		97,617

Adjusted loss from continuing operations per diluted share		$(0.02)		$(0.02)